Exhibit 99.1

Nuvation Bio Inc. Announces Full Exercise of Greenshoe Option in $287.5 Million

Convertible Senior Notes Offering

NEW YORK, July 6, 2026 – Nuvation Bio Inc. (“Nuvation Bio”) (NYSE: NUVB), a global oncology company focused on tackling some of the toughest challenges in cancer treatment, today announced that the underwriters have exercised in full their over-allotment option (the “Greenshoe Exercise”) to purchase an additional $37.5 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2032 (the “Notes”). The aggregate principal amount of Notes sold in the offering was $287.5 million, inclusive of the $37.5 million aggregate principal amount of Notes issued pursuant to the Greenshoe Exercise.

On July 1, 2026, in connection with the Greenshoe Exercise, Nuvation Bio entered into additional capped call transactions with a cap price of $10.4580, which represents a premium of 80.0% over the last reported sale price of the Class A common stock on the New York Stock Exchange on June 25, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

The Notes were offered and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-285621) filed with the Securities and Exchange Commission, which automatically became effective on March 6, 2025.

Nuvation Bio estimates that the net proceeds from the offering, inclusive of the Notes issued pursuant to the Greenshoe Exercise, will be approximately $277.6 million, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by Nuvation Bio. Nuvation Bio used the net proceeds from the Greenshoe Exercise to pay the approximately $2.2 million cost of the additional capped call transactions described above and expects to use the remaining net proceeds from the Greenshoe Exercise for general corporate purposes, which may include working capital, operating expenses, capital expenditures and general and administrative expenses.

About Nuvation Bio

Nuvation Bio is a global oncology company focused on tackling some of the toughest challenges in cancer treatment with the goal of developing therapies that create a profound, positive impact on patients’ lives. Nuvation Bio’s diverse pipeline includes taletrectinib (IBTROZI®), a next-generation ROS1 inhibitor; safusidenib, a brain-penetrant IDH1 inhibitor; and an innovative drug-drug conjugate (DDC) program.

Forward-Looking Statements

The information set forth in this press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the anticipated use of proceeds from the offering. These forward-looking statements are based on Nuvation Bio’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Nuvation Bio’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include those that are discussed under the heading “Risk Factors” in Nuvation Bio’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other filings made with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

Media and Investor Contacts

Nuvation Bio Investor Contact

JR DeVita

ir@nuvationbio.com

Nuvation Bio Media Contact

Kaitlyn Nealy

media@nuvationbio.com